                                                                      EXHIBIT 32

                           SECTION 1350 CERTIFICATIONS

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of IKONICS Corporation.


Date: August 11, 2006                   /s/ William C. Ulland
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                                        William C. Ulland
                                        Chairman, Chief Executive Officer and
                                        President


Date: August 11, 2006                   /s/ Jon Gerlach
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                                        Jon Gerlach
                                        Chief Financial Officer and Vice
                                        President of Finance